UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

May 12, 2014
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

World Headquarters
1 Elmcroft Road
Stamford, Connecticut 06926-0700
(Address of principal executive offices)

(203) 356-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  Submission of Matters to a Vote of Security Holders.

(a)	The Company’s Annual Meeting was held on May 12, 2014.

(b)	Each of the matters submitted to the stockholders was approved by the requisite voting power required for approval of the respective proposal. The results of the voting on the matters submitted to the stockholders are as follows:

Proposal 1 – Election of Directors

The following individuals were elected to serve as directors of the Company for a one-year term expiring at the 2015 Annual Meeting of Stockholders.

Director Nominee	Vote For	Vote Against	Abstain	Broker Non-Vote
Linda G. Alvarado	141,643,178	3,914,279	486,153	26,679,394
Ann M. Busquet	143,166,906	2,357,425	519,279	26,679,394
Roger Fradin	143,442,218	2,075,143	526,249	26,679,394
Anne Sutherland Fuchs	143,013,450	2,525,426	504,734	26,679,394
S. Douglas Hutcheson	143,429,988	2,090,230	523,392	26,679,394
Marc B. Lautenbach	143,735,283	1,753,534	554,793	26,679,394
Eduardo R. Menascé	141,946,825	3,565,409	531,376	26,679,394
Michael I. Roth	137,930,197	7,586,810	526,603	26,679,394
David L. Shedlarz	142,268,906	3,243,714	530,990	26,679,394
David B. Snow, Jr.	142,699,386	1,411,616	1,932,608	26,679,394

Proposal 2 – Ratification of the Audit Committee’s Appointment of the Independent Accountants for 2014

The appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2014 was ratified. The voting results were as follows:

Vote For	Vote Against	Abstain	Broker Non-Vote
169,582,974	2,540,059	599,971	N/A

Proposal 3 – Advisory Vote on Executive Compensation

The advisory vote on executive compensation was approved. The voting results were as follows:

Vote For	Vote Against	Abstain	Broker Non-Vote
138,994,289	5,507,894	1,541,427	26,679,394

The board of directors and the Executive Compensation Committee will consider the voting results when making future decisions regarding the executive compensation program.

Proposal 4 – Pitney Bowes Inc. Directors’ Stock Plan

The Pitney Bowes Inc. Directors’ Stock Plan was approved. The voting results were as follows:

Vote For	Vote Against	Abstain	Broker Non-Vote
135,271,562	9,318,526	1,453,522	26,679,394

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

May 13, 2014

By: /s/ Amy C. Corn
Amy C. Corn
Vice President, Secretary and Chief Governance Officer